UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2007

______________________________

KBR, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33146	20-4536774
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

601 Jefferson Street

Suite 3400

Houston, Texas 77002

(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 753-3011

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.02.	Results of Operations and Financial Conditions.

On November 1, 2007, KBR, Inc. issued a press release entitled, “KBR Announces Third Quarter 2007 Results.” The full text of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	KBR, Inc. press release dated November 1, 2007 entitled, “KBR Announces Third Quarter 2007 Results.”

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

Date: November 1, 2007	By:	/s/ Jeffrey B. King
Jeffrey B. King Vice President, Public Law

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Exhibit 99.1

KBR

601 Jefferson St. •	Houston, Texas 77002

Phone 713.753.3011 • Fax 713.753.5353

FOR IMMEDIATE RELEASE	Contact:	Rob Kukla, Jr.
November 1, 2007	Director, Investor Relations
713-753-5082

Heather Browne
Director, Communications
713-753-3775

KBR ANNOUNCES THIRD QUARTER 2007 RESULTS

$0.37 third quarter 2007 net income per diluted share

HOUSTON, Texas – KBR (NYSE:KBR) announced today that income from continuing operations was $60 million, or $0.35 per diluted share, compared to a loss from continuing operations of $8 million or $0.06 per diluted share, in the third quarter of 2006. Net income was $63 million, or $0.37 per diluted share, in the third quarter of 2007, which included income from discontinued operations of $3 million, or $0.02 per diluted share, primarily due to post-closing activities related to previously disposed businesses. This compares to net income for the third quarter of 2006 of $7 million, or $0.05 per diluted share, which included income from discontinued operations of $15 million, or $0.11 per diluted share, primarily related to the operations of Devonport Management Limited (“DML”).

Consolidated revenue in the third quarter of 2007 was $2.2 billion, flat compared to the third quarter of 2006.

Consolidated operating income was $102 million in the third quarter of 2007 compared to operating income of $66 million in the third quarter of 2006. Operating income in the third quarter of 2007 included positive contributions from Iraq-related work and an $18 million pre-tax gain on the sale of KBR’s interest in the Brown & Root-Condor Spa (BRC) joint venture in Algeria. Operating income during the third quarter of 2006 included a $32 million impairment charge related to an equity investment in the Alice Springs-Darwin railroad project in Australia.

“I am pleased with this quarter’s results and our backlog growth of 25%. This reflects the hard work of our employees and our customers’ increasing confidence in us,” said Bill Utt, Chairman, President, and Chief Executive Officer of KBR. “Our recently announced reorganization of our business units will enable us to have greater focus on our customers, as well as the services we provide and the projects we execute for them.”

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2007 Third Quarter Segment Results

Energy and Chemicals operating income was $46 million in the third quarter of 2007, flat compared to the third quarter of 2006. Operating income in the third quarter of 2007 included the $18 million pre-tax gain on the sale of BRC, which substantially offsets the $20 million charge taken against KBR’s investment in this joint venture in the first quarter of 2007.

Government and Infrastructure operating income for the third quarter of 2007 was $59 million compared to operating income of $55 million in the third quarter of 2006. During the third quarter of 2007, operating income was positively impacted by the Allenby & Connaught project, Iraq-related activities, and work on the CENTCOM project.

Ventures operating loss was $3 million in the third quarter of 2007 compared to an operating loss of $35 million in the comparable period last year. Operating loss during the third quarter of 2006 included a $32 million impairment charge related to KBR’s equity investment in the Alice Springs-Darwin railroad project in Australia.

Corporate items in the third quarter of 2007 included $11 million in foreign currency loss, $8 million net of minority interest, due to unusual volatility encountered during the quarter. Also included in the third quarter of 2007 was a $4 million increase in an environmental reserve related to the Clinton Drive location in Houston, Texas.

Significant Achievements and Awards

▪

In July 2007, KBR and Sonatrach executed a contract providing for the engineering, procurement and construction (EPC) for the Sonatrach Skikda LNG project, to be constructed at Skikda, Algeria. In addition to performing the EPC for the 4.5MPTA train, KBR will execute the pre-commissioning and commissioning portion of the contract. The contract has an approximate value of $2.8 billion.

▪

Saudi Aramco and The Dow Chemical Company announced the selection of KBR as the Project Management Contractor for the Ras Tanura Integrated Project. The proposed project is a world-scale chemicals and plastics production complex in Saudi Arabia.

▪

KBR’s subsidiary, Granherne, was awarded the Ozona feasibility contract by Marathon Oil Company. Granherne will examine methods for subsea tieback of the Ozona discovery in Garden Banks block 515, Gulf of Mexico.

▪	North Alamein Petroleum Company awarded KBR a $10 million Front End Engineering Design (FEED) support contract on the West Mediterranean Concession Deepwater Development.

▪

Sojitz Corporation of Japan, on behalf of Fatima Fertilizer Company Limited, awarded KBR’s 55-percent owned subsidiary, MW Kellogg Limited (MWKL) a contract to provide a Basic Engineering Design (BED) package for an ammonia plant revamp which will form part of a new fertilizer complex in Pakistan.

KBR is a global engineering, construction and services company supporting the energy, petrochemicals, government services, and civil infrastructure sectors. The company offers a wide range of services through its Upstream, Downstream, Technology, Services, Government and Infrastructure, and Ventures business segments.

NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance and backlog information, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company’s control, that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the outcome of and the publicity surrounding audits and investigations by domestic and foreign government agencies and legislative bodies; potential adverse proceedings by such agencies and potential adverse results and consequences from such proceedings; the enforceability of the company’s indemnities from Halliburton Company; changes in capital spending by the company’s customers; the

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company’s ability to obtain contracts from existing and new customers and perform under those contracts; structural changes in the industries in which the company operates, escalating costs associated with and the performance of fixed-fee projects and the company’s ability to control its cost under its contracts; claims negotiations and contract disputes with the company’s customers; changes in the demand for or price of oil and/or natural gas; protection of intellectual property rights; compliance with environmental laws; changes in government regulations and regulatory requirements; compliance with laws related to income taxes; unsettled political conditions, war and the effects of terrorism; foreign operations and foreign exchange rates and controls; the development and installation of financial systems; increased competition for employees; and operations of joint ventures, including joint ventures that are not controlled by the company.

KBR’s Annual Report on Form 10-K dated February 28, 2007, final prospectus for its exchange offer dated March 27, 2007, subsequent Forms 10-Q and 10-Q/A, recent Current Reports on Forms 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors that KBR has identified that may affect the business, results of operations and financial condition. KBR undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

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KBR, Inc.

Condensed Consolidated Statements of Operations

(Millions of dollars and shares except per share data)

(Unaudited)

	Three Months		Three Months
	Ended		Ended
	September 30,		June 30,
	2007	2006	2007
Revenue:
Energy and Chemicals	$ 613	$ 602	$ 669
Government and Infrastructure	1,566	1,653	1,482
Ventures(a)	(2)	(33)	1
Total revenue	$ 2,177	$ 2,222	$ 2,152
Operating income (loss) :
Energy and Chemicals	46	46	41
Government and Infrastructure	59	55	25
Ventures(a)	(3)	(35)	(1)
Total operating income (b)	$ 102	$ 66	$ 65
Interest expense – related party	-	(7)	-
Interest income, net	17	7	14
Foreign currency losses, net	(11)	(4)	(2)
Other non-operating gain, net	-	-	1
Income from continuing operations before income taxes
and minority interest	108	62	78
Provision for income taxes	(35)	(55)	(32)
Minority interest in net income (loss) of subsidiaries	(13)	(15)	4
Income (loss) from continuing operations	60	(8)	50
Income from discontinued operations, net	3	15	90
Net income	$ 63	$ 7	$ 140
Basic income (loss) per share(c):
Continuing operations	$ 0.36	$ (0.06)	$ 0.30
Discontinued operations, net	0.02	0.11	0.54
Net income per share	$ 0.38	$ 0.05	$ 0.83
Diluted income (loss) per share(c):
Continuing operations	$ 0.35	$ (0.06)	$ 0.30
Discontinued operations, net	0.02	0.11	0.53
Net income per share	$ 0.37	$ 0.05	$ 0.83
Basic weighted average shares outstanding (d)	168	136	168
Diluted weighted average shares outstanding(d)	170	136	169

(a)

Ventures segment operations generally relate to investments in less-than-50%-owned unconsolidated entities which are accounted for using the equity method. Accordingly, our revenue equals our share of the net income or loss of these entities.

(b)	General and administrative expenses included in operating income were $32 million,$32 million, and $30 million for the three months ended September 30, 2007 and 2006 and June 30, 2007, respectively.

(c)	Due to the effect of rounding, the sum of the individual per share amounts may not equal the total shown.

(d) The increase in weighted average shares outstanding from the third quarter 2006 to the second quarter 2007 related to the initial public offering of shares during November 2006.

See Footnote Table 1 for a list of significant items included in operating income (loss).

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KBR, Inc.

Condensed Consolidated Statements of Operations

(Millions of dollars and shares except per share data)

(Unaudited)

	Nine Months Ended
	September 30,
	2007	2006
Revenue:
Energy and Chemicals	$ 1,858	$ 1,703
Government and Infrastructure	4,505	4,895
Ventures(a)	(7)	(84)
Total revenue	$ 6,356	$ 6,514
Operating income (loss):
Energy and Chemicals	100	(7)
Government and Infrastructure	122	148
Ventures(a)	(10)	(79)
Total operating income (b)	$ 212	$ 62
Interest expense – related party	-	(35)
Interest income, net	44	12
Foreign currency losses, net	(16)	(14)
Other non-operating gain, net	1	-
Income from continuing operations before income taxes
and minority interest	241	25
Provision for income taxes	(93)	(48)
Minority interest in net income (loss) of subsidiaries	(14)	32
Income from continuing operations	134	9
Income from discontinued operations, net	97	116
Net income	$ 231	$ 125
Basic income per share(c):
Continuing operations	$ 0.80	$ 0.07
Discontinued operations, net	0.58	0.85
Net income per share	$ 1.38	$ 0.92
Diluted income per share(c):
Continuing operations	$ 0.79	$ 0.07
Discontinued operations, net	0.57	0.85
Net income per share	$ 1.37	$ 0.92
Basic weighted average shares outstanding (d)	168	136
Diluted weighted average shares outstanding(d)	169	136

(a)

Ventures segment operations generally relate to investments in less-than-50%-owned unconsolidated entities which are accounted for using the equity method. Accordingly, our revenue equals our share of the net income or loss of these entities.

(b)	General and administrative expenses included in operating income were $91 million and $73 million for the nine months ended September 30, 2007 and 2006, respectively.

(c)	Due to the effect of rounding, the sum of the individual per share amounts may not equal the total shown.

(d) The increase in weighted average shares outstanding from the nine months ended September 30, 2006 to the nine months ended September 30, 2007 related to the initial public offering of shares during November 2006.

See Footnote Table 1 for a list of significant items included in operating income (loss).

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KBR, Inc.

Condensed Consolidated Balance Sheets

(In millions except share data)

(Unaudited)

	September 30,	June 30,	December 31,
	2007	2007	2006
Assets
Current assets:
Cash and equivalents	$ 1,795	$ 2,016	$ 1,410
Receivables:
Notes and accounts receivable (less allowance for
bad debts of $28, $76 and $57	988	815	761
Unbilled receivables on uncompleted contracts	812	836	1,110
Total receivables	1,800	1,651	1,871
Deferred income taxes	142	132	120
Due from Halliburton	16	-	-
Other current assets	262	270	240
Current assets of discontinued operations, net	5	11	257
Total current assets	4,020	4,080	3,898
Property, plant, and equipment, net of accumulated
depreciation of $227, $221 and $205	219	215	211
Goodwill	251	251	251
Equity in and advances to related companies	307	301	296
Noncurrent deferred income taxes	141	139	156
Unbilled receivables on uncompleted contracts	195	194	194
Other assets	44	42	51
Noncurrent assets of discontinued operations, net	-	-	357
Total assets	$ 5,177	$ 5, 222	$ 5,414

Liabilities, Minority Interest and Shareholders’ Equity
Current liabilities:
Accounts payable	$ 1,099	$ 1,056	$ 1,177
Due to Halliburton, net	-	-	152
Advanced billings on uncompleted contracts	865	968	767
Reserve for estimated losses on uncompleted contracts	136	150	180
Employee compensation and benefits	293	268	259
Other current liabilities	216	313	174
Current liabilities of discontinued operations, net	-	-	274
Total current liabilities	2,609	2,755	2,983
Employee compensation and benefits	207	206	221
Other liabilities	159	155	149
Income tax payable – noncurrent	80	65	-
Noncurrent deferred tax liability	32	33	44
Noncurrent liabilities of discontinued operations, net	-	-	188
Total liabilities	3,087	3,214	3,585
Minority interest in consolidated subsidiaries	(29)	(33)	35
Shareholders’ equity and accumulated other comprehensive loss:
Preferred stock, $0.001 par value, 50,000,000 shares authorized, no shares issued and outstanding	-	-	-
Common shares, $0.001 par value, 300,000,000 shares authorized, 169,330,961, 168,939,043, and 167,772,410 issued and outstanding	-	-	-
Paid-in capital in excess of par value	2,074	2,066	2,058
Accumulated other comprehensive loss	(203)	(210)	(291)
Retained earnings	248	185	27
Total shareholders’ equity and accumulated other
comprehensive loss	2,119	2,041	1,794
Total liabilities, minority interest, shareholders’
equity and accumulated other comprehensive income	$ 5,177	$ 5, 222	$ 5,414

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KBR, Inc.

Condensed Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Nine Months Ended
	September 30,
	2007	2006
Cash flows from operating activities:
Net income	$ 231	$ 125
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	30	32
Equity in earnings (losses), net of distributions from related companies	(17)	(1)
Deferred income taxes	8	1
Gain on sale of assets, net	(216)	(126)
Impairment of equity method investments	-	68
Other	52	(4)
Changes in operating assets and liabilities:
Receivables	(247)	208
Unbilled receivables on uncompleted contracts	271	291
Accounts payable	(91)	(247)
Advanced billings on uncompleted contracts	87	373
Employee compensation and benefits	35	50
Reserve for estimated loss on uncompleted Contracts	(43)	123
Other assets	(38)	(114)
Other liabilities	110	140
Total cash flows provided by operating activities	172	919
Cash flows from investing activities:
Capital expenditures	(32)	(50)
Sales of property, plant and equipment	1	7
Disposition (acquisitions) of businesses, net of
cash disposed	334	276
Total cash flows provided by investing activities	303	233
Cash flows from financing activities:
Payments to Halliburton, net	(120)	(527)
Proceeds on long-term borrowings	-	8
Payments on long-term borrowings	(7)	(21)
Excess tax benefits from stock-based compensation	3	-
Proceeds from issuance of common stock	4	-
Payment of dividends to minority shareholders	(28)	(5)
Total cash flows used in financing activities	(148)	(545)
Effect of exchange rate changes	7	21
Increase in cash and equivalents	334	628
Cash and equivalents at beginning of period(a)	1,461	394
Cash and equivalents at end of period	$ 1,795	$ 1,022

(a)

The condensed consolidated statements of cash flows are not adjusted for discontinued operations. Therefore, the cash and equivalents at the beginning of the period for the nine months ended September 30, 2007 do not agree to the cash and equivalents reflected on the condensed consolidated balance sheet for December 31, 2006.

KBR, Inc.

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Revenue and Operating Results by Operating Unit

(In millions)

(Unaudited)

Three Months Ended
	September 30,		June 30,
	2007	2006	2007
Revenue:
E&C—Gas Monetization Projects	$ 241	$ 251	$ 331
E&C—Offshore Projects	56	76	61
E&C—Other	316	275	277
Total Energy and Chemicals	613	602	669
G&I—Middle East Operations	1,217	1,348	1,170
G&I—Other	349	305	312
Total Government and Infrastructure	1,566	1,653	1,482

Ventures	(2)	(33)	1
Total revenue	$ 2,177	$ 2,222	$ 2,152

Operating Income (loss):
E&C—Gas Monetization Projects	$ (13)	$ (3)	$ 1
E&C—Offshore Projects	(1)	8	3
E&C—Other	60	41	37
Total Energy and Chemicals	46	46	41
G&I—Middle East Operations	20	38	29
G&I—Other	39	17	(4)
Total Government and Infrastructure	59	55	25
Ventures	(3)	(35)	(1)
Total operating income	$ 102	$ 66	$ 65

                Nine Months Ended

	September 30,
	2007	2006
Revenue:
E&C—Gas Monetization Projects	$ 829	$ 596
E&C—Offshore Projects	178	236
E&C—Other	851	871
Total Energy and Chemicals	1,858	1,703
G&I—Middle East Operations	3,529	3,951
G&I—Other	976	944
Total Government and Infrastructure	4,505	4,895

Ventures	(7)	(84)
Total revenue	$ 6,356	$ 6,514

Operating Income (loss):
E&C—Gas Monetization Projects	$ (3)	$ (124)
E&C—Offshore Projects	4	9
E&C—Other	99	108
Total Energy and Chemicals	100	(7)
G&I—Middle East Operations	73	110
G&I—Other	49	38
Total Government and Infrastructure	122	148
Ventures	(10)	(79)
Total operating income	$ 212	$ 62

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KBR, Inc.

Backlog Information

(Millions of dollars)

(Unaudited)

	September 30,	June 30,	December 31,
	2007	2007	2006
Backlog(a):
E&C–Gas Monetization Projects	$ 5,972	$ 3,438	$ 3,883
E&C–Offshore Projects	154	173	130
E&C–Other	1,296	1,156	1,700
Total Energy and Chemicals	7,422	4,767	5,713
G&I–Middle East Operations	1,188	1,515	3,066
G&I–Other	2,759	2,728	2,998
Total Government and Infrastructure(b)	$ 3,947	$ 4,243	$ 6,064
Ventures	$ 633	$ 620	$ 660
Total backlog for continuing operations(c)	$ 12,002	$ 9,630	$ 12,437

(a) Backlog is presented differently depending on if the contract is consolidated by KBR or is accounted for under the equity method of accounting. Backlog related to consolidated projects is presented as 100% of the expected revenue from the project. Backlog related to projects accounted for under the equity method of accounting is presented as KBR’s share of the expected future revenue from the project. In the Energy & Chemicals division, approximately $5.4 billion of the backlog as of September 30, 2007 related to consolidated joint venture projects and approximately $0.8 billion related to joint venture projects accounted for under the equity method. As of September 30, 2007, the Government & Infrastructure division’s backlog included approximately $1.9 billion related to joint venture projects accounted for under the equity method. As of September 30, 2007, all the Ventures division’s backlog of approximately $633 million relates to projects accounted for under the equity method.

As of September 30, 2007, 29% of our backlog for continuing operations was attributable to fixed-price contracts and 71% was attributable to cost-reimbursable contracts. For contracts that contain both fixed-price and cost-reimbursable components, we classify the components as either fixed-price or cost-reimbursable according to the composition of the contract except for smaller contracts where we characterize the entire contract based on the predominate component.

(b)

The Government and Infrastructure segment backlog from continuing operations includes backlog attributable to firm orders in the amount of $3.8 billion, $4.1 billion and $4.0 billion as of September 30, 2007, June 30, 2007 and December 31, 2006, respectively. The Ventures backlog from continuing operations includes backlog attributable to firm orders in the amount of $633 million, $620 million and $660 million as of September 30, 2007, June 30, 2007 and December 31, 2006, respectively. Government and Infrastructure backlog attributable to unfunded orders was $99 million, $144 million and $2.1 billion as of September 30, 2007, June 30, 2007 and December 31, 2006, respectively.

(c)

This amount represents backlog for continuing operations and does not include backlog associated with DML, which was sold in the second quarter of 2007 and is accounted for as discontinued operations. Backlog for DML was $1.1 billion as of December 31, 2006.

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FOOTNOTE TABLE 1

KBR, Inc.

Items included in Operating Income by Operating Segment

(Millions of dollars except per diluted share data)

(Unaudited)

	Three Months Ended		Three Months Ended		Three Months Ended
	September 30, 2007		September 30, 2006		June 30, 2007
	Operating	After Tax	Operating	After Tax	Operating	After Tax
	Income	per Share	Income	per Share	Income	per Share
: Energy and Chemicals
Escravos project loss/gain	$ –	$ –	$ –	$ –	$ 3	$ 0.01
BRC gain	$ 18	$ 0.07	$ –	$ –	$ –	$ –
Government and Infrastructure Skopje Embassy charge Insurance Claim	$ – $ 6	$ – $ 0.03	$ – $ –	$ – $ –	$ (24) $ –	$ (0.09) $ –
Ventures Railroad impairment charge	$ –	$ –	$ (32)	$ (0.24)	$ –	$ –

	Nine Months Ended		Nine Months Ended
	September 30, 2007		September 30, 2006
	Operating	After Tax	Operating	After Tax
	Income	per Share	Income	per Share
Energy and Chemicals BRC charges, net	$ (2)	$ (0.01)	$ –	$ –
Escravos project loss/gain	$ 3	$ 0.01	$ (148)	$ (0.35)
Government and Infrastructure Skopje Embassy charge Insurance Claim	$ (24) $ 6	$ (0.09) $ 0.03	$ – $ –	$ – $ –
Ventures Railroad impairment charge	$ –	$ –	$ (58)	$ (0.43)

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